CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267032 on Form S-6 of our report dated October 11, 2022, relating to the financial statement of FT 10331, comprising 40/60 Strategic Allocation Port. 4Q '22 - Term 1/17/24 (40/60 Strategic Allocation Portfolio, 4th Quarter 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 11, 2022